September 22, 1997



Mr. Brian Piwek


Dear Brian:

Further to our discussions, I am writing to set out our formal offer of employment on the terms indicated below:

Position:      Vice-Chairman and Co-Chief Executive Officer

Location:      Toronto Offices

Salary:        $375,000 (Canadian) Per Annum

Management Incentive Plan:
               Bonus eligibility under the terms
               of the plan with a base of $200,000.
               Specifically you will be admitted to the Bonus Plan and payment each year is based on the achievement of the overall operating results under the terms of the plan. The plan runs on the fiscal year from March to February and is paid in April of each year.
               Your bonus base is guaranteed for the first fiscal year ending February 19, 1998, at the rate shown above.

Company Car:   As per the lease car plan which includes
               maintenance and gasoline costs. Type of car open for discussion.

Stock Option or SARS:
               The Board of Directors will award
               you 25,000 Stock Appreciation Rights (SARS) or stock options of The Great Atlantic &
               Pacific Tea Company, Inc. at the price in effect at The Board of Directors Meeting on October 2, 1997. Further options will be granted in future years upon approval of The
               Board of Directors.

Employee Benefit Programmes:
               We also have a full range of
               employee benefit programmes which will be provided to you with immediate coverage, as follows:

               Extended Health Care:
               Provides for Prescription Drug
               Coverage, Semi-Private Hospital, Vision Care,
               Ambulance Service and many health aids such as crutches, etc.

               Dental Plan:
               Provides for basic dental care,
               major restorative care and orthodontic for children up to age 19.

               Life Insurance:
               Coverage of two times annual salary
               to a maximum of $450,000 under the plan
               including Accidental Death coverage. $50,000 Voluntary Life and A.D. & D. packages are also available under the terms of the Plan.

               Pension Plan:
               The A&P Corporate Pension Plan will
               be available to you. This plan applies to all non-union employees and is a non-contributory Defined Benefit Plan.
               You will be enrolled in the
               Corporate SERP Plan.

               Relocation Allowance:
               A&P will reimburse all reasonable
               expenses incurred in your move.

A booklet describing our benefit plans, one describing the Management Incentive Plan and another describing the Relocation Policy will be forwarded to you.

We look forward to your joining our executive team effective
October 27, 1997, and trust you will find our offer acceptable. If you do, please sign, date and return a copy of this letter to us by courier at your earliest opportunity.



Please confirm acceptance of this offer by signing below:


/s/ J.P. Dunne
--------------------------------------
J.P. Dunne                     Date




/s/ B. Piwek
------------------------------------
B. Piwek                       Date





The Great Atlantic & Pacific Tea Company, Inc. ("A&P")

                                 September 19, 1997
Mr. Joseph McCaig

Dear Joe:

This letter sets forth the key points of your employment with A&P.

1.   Title - Executive Assistant to the Chief Executive
Officer.

2.   Salary - $450,000 annually.

3. Bonus - You will be entitled to participate in the Company's Corporate Management Bonus Program with a bonus base of $250,000, $50,000 of which will be guaranteed in fiscal 1997.

4.   Stock Options - You will receive a grant of 50,000
SAR's or Stock Options under the A&P Stock Option Plan at the price in effect on the date of grant - to be submitted to the Board of Directors for approval at their October 2, 1997 Meeting.

5.   Benefits - You will participate in the Company's
Executive Medical Program and will become a member of the Company's Supplemental Executive Retirement Plan ("SERP") effective immediately upon employment.

6. Severance - In the event of involuntary termination by the Company (except in the case of termination for cause) you will be entitled to continuance of your salary as severance pay for eighteen (18) months after termination.

7. Automobile Allowance - The Company will provide you with an automobile allowance compensating for the use of a Cadillac Seville sedan.

We confirm that you began your employment on September 8, 1997.

Please be so kind as to indicate your agreement with the foregoing by signing in the space provided below.

               Very truly yours,
               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

               By: /s/ Fred Corrado
               Fred Corrado

/s/ Joseph McCaig
    Joseph McCaig
                    -1-



The Great Atlantic & Pacific Tea Company, Inc. ("A&P")

                                           April 2, 1997
Mr. William Louttit

Dear Bill:

This letter sets forth the key points of your employment with A&P.

1.   Title - Chairman - Greater Metro Area (Executive Vice
President) equivalent in our grade structure.

2.   Salary - $400,000 annually.

3. Bonus - You will be entitled to participate in the Company's Corporate Management Bonus Program with a bonus base of $150,000, A bonus of $150,000 will be guaranteed for fiscal 1997 and paid for fiscal 1997.

4. Stock Options - You will receive a grant of 50,000 under the A&P Stock Option Plan at the price in effect on the date you commence your employment with A&P - to be submitted to the Board of Directors for approval.

5.   Benefits - You will participate in the Company's
Executive Medical Program and will become a member of the Company's Supplemental Executive Retirement Plan ("SERP") effective immediately upon employment.

6. Severance - In the event of involuntary termination by the Company (except in the case of termination for cause) you will be entitled eighteen (18) months' salary as severance pay.

7. Car Allowance - You will receive a car allowance compensating you for the use of a Cadillac Seville.

We would expect you to begin your employment as of Monday, April 7, 1997.

Please be so kind as to indicate your agreement with the foregoing by signing in the space provided below.

               Very truly yours,
               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

               By: /s/ Fred Corrado
               Fred Corrado Vice Chairman

/s/ William Louttit
    William Louttit
               -2-



The Great Atlantic & Pacific Tea Company, Inc. ("A&P")


                                           May 7, 1997

Mr. Michael Larkin

Dear Mike:

This letter sets forth the terms of your employment with A&P.


1.   Title - Senior Executive Vice President, Chief
Operating Officer.

2.   Salary - $425,000 annually.

3. Bonus - You will be entitled to participate in the Company's Corporate Management Bonus Program with a bonus base of $175,000.

4. Stock Options - You will receive a grant of 50,000 under the A&P Stock Option Plan at the price in effect on the date you commence your employment with A&P - to be submitted to the Board of Directors for approval.

5. Benefits - You will participate in the Company's Executive Medical Program and will become a member of the Company's Supplemental Executive Retirement Plan ("SERP") effective immediately upon employment. You will receive full credit under SERP for your past service with A&P and for the period of time since your departure from A&P through your return to work for A&P. You will be able to retire at age 62 with no reduction in benefits for retirement prior to age 65.

6. Term of Employment - The term of this Agreement shall be three (3) years commencing upon your employment date.

7. Contingency - This offer of employment is contingent upon your making all necessary arrangements to sever your contractual and other business arrangements with Wakefern Food Corp. and to sell or otherwise dispose of your interest in two ShopRite stores which you presently operate in the state of Pennsylvania.




Please be so kind as to indicate your agreement with the foregoing by signing in the space provided below.

               Very truly yours,
               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

               By: /s/ Fred Corrado
               Fred Corrado Vice Chairman

/s/ Michael Larkin
    Michael Larkin